UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2005

FTI CONSULTING, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bestgate Road, Suite 100, Annapolis, Maryland 21401

(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code: (410) 224-8770

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

On February 23, 2005, FTI Consulting, Inc. (“FTI”) announced that it has entered into an asset purchase agreement dated February 16, 2005, pursuant to which FTI, through its wholly-owned subsidiaries, will acquire substantially all of the assets and assume certain liabilities of the Ringtail group. The Ringtail group consists of the following companies: Edward J. O’Brien and Christopher R. Priestley trading as the Ringtail Suite Partnership, Ringtail Solutions Pty Ltd, on its behalf and as trustee for Ringtail Unit Trust, Ringtail Solutions, Inc. and Ringtail Solutions Limited. FTI has agreed to pay $35.0 million for the acquisition of the Ringtail group, of which $20.0 million will be paid in cash and $15.0 million will be paid in shares of FTI common stock. FTI will issue 784,109 shares of common stock at closing based on a price of $19.13 per share, which is the closing price per share of FTI common stock on the New York Stock Exchange on February 15, 2005 (the trading day immediately prior to the date of the asset purchase agreement). FTI will issue these shares of common stock in a transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933, as amended. FTI may pay the Ringtail group additional consideration based upon post-acquisition earnings, which amount may be paid in cash, FTI common stock or a combination of both. The acquisition of the Ringtail group is subject to customary conditions.

A copy of the asset purchase agreement related to the transaction is filed as Exhibit 2.1 hereto and incorporated by reference herein. The description of the asset purchase agreement and the transactions contemplated thereby contained herein are qualified in their entirety by the full text of the asset purchase agreement incorporated herein. A copy of the Press Release announcing the execution of the asset purchase agreement has been furnished under Item 8.01 of this Form 8-K.

Item 7.01 Regulation FD Disclosure.

Item 8.01 Other Events

The Press Release issued February 23, 2005 announcing the execution of the asset purchase agreement, as well as disclosing information under Regulation FD, is furnished as Exhibit 99.1 hereto. The information included in the Press Release, Exhibit 99.1, shall be deemed not to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

2.1	Asset Purchase Agreement dated February 16, 2005, by and among FTI Consulting, Inc., FTI, LLC, FTI Repository Services, LLC, FTI Consulting Ltd., FTI Australia Pty Ltd, Edward J. O’Brien and Christopher R. Priestley, Messrs. Edward J. O’Brien and Christopher R. Priestley trading as the Ringtail Suite Partnership, Ringtail Solutions Pty Ltd, on its behalf and as trustee for Ringtail Unit Trust, Ringtail Solutions, Inc. and Ringtail Solutions Limited.

99.1	Press Release dated February 23, 2005, of FTI Consulting, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTI CONSULTING, INC.

By:	/s/ Theodore I. Pincus
Theodore I. Pincus
Executive Vice President and
Chief Financial Officer

Date: February 22, 2005

EXHIBIT INDEX

Exhibit	Description
2.1	Asset Purchase Agreement dated February 16, 2005, by and among FTI Consulting, Inc., FTI, LLC, FTI Repository Services, LLC, FTI Consulting Ltd., FTI Australia Pty Ltd, Edward J. O’Brien and Christopher R. Priestley, Messrs. Edward J. O’Brien and Christopher R. Priestley trading as the Ringtail Suite Partnership, Ringtail Solutions Pty Ltd, on its behalf and as trustee for Ringtail Unit Trust, Ringtail Solutions, Inc. and Ringtail Solutions Limited. FTI Consulting, Inc. shall provide omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

99.1	Press Release dated February 23, 2005, of FTI Consulting, Inc.